                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 31, 2002 appearing on page F-2 of AIG SunAmerica Life Assurance Company's (formerly, Anchor National Life Insurance Company) Annual Report on Form 10-KA for the year ended December 31, 2001 and of our report dated June 14, 2002, relating to the financial statements of Variable Annuity Account Five. We consent to the incorporation by reference in the Variable Separate Account (Portion Relating to the Polaris Choice Variable Annuity) Prospectus of our report dated March 8, 2002, relating to the financial statements of Variable Separate Account (Portion Relating to the Polaris Choice Variable Annuity). We also consent to the reference to us under the heading "Independent Accountants" in such Prospectuses.

PricewaterhouseCoopers LLP
Los Angeles, California
July 22, 2002